Exhibit H(7)

FORM OF

AMENDMENT

DATED NOVEMBER 23, 2015 TO

SUPPLEMENTAL SHAREHOLDER SERVICES AGREEMENT

for MassMutual Select Funds

    WHEREAS, MassMutual Select Funds (the “Trust”) on behalf of each of its series listed on Exhibit A thereto (each a “Fund”) and Massachusetts Mutual Life Insurance Company (the “Company”) have entered into a Supplemental Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

    WHEREAS, the Trust, on behalf of each Fund, and the Company wish to amend the Agreement as follows:

Pursuant to Article V, Section C, the following hereby replaces, in its entirety, Exhibit A:

EXHIBIT A

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Total Return Bond Fund	None	None	0.05%	0.15%	0.15%	None	None
Strategic Bond Fund	None	None	0.05%	0.15%	0.15%	None	None
BlackRock Global Allocation Fund	None	None	0.05%	0.15%	0.15%	None	None
Diversified Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Fundamental Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Large Cap Value Fund	None	None	0.05%	0.15%	0.15%	None	None
S&P 500® Index Fund	None	None	0.05%	0.15%	0.15%	None	None
Focused Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Fundamental Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
Blue Chip Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
Growth Opportunities Fund	None	None	0.05%	0.15%	0.15%	None	None
Mid-Cap Value Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Cap Value Equity Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Company Value Fund	None	None	0.05%	0.15%	0.15%	None	None
S&P® Mid Cap Index Fund	None	None	0.05%	0.15%	0.15%	None	None
Russell 2000® Small Cap Index Fund	None	None	0.05%	0.15%	0.15%	None	None
Mid Cap Growth Equity II Fund	None	None	0.05%	0.15%	0.15%	None	None
Small Cap Growth Equity Fund	None	None	0.05%	0.15%	0.15%	None	None

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Diversified International Fund	None	None	0.05%	0.15%	0.15%	None	None
MSCI EAFE® International Index Fund	None	None	0.05%	0.15%	0.15%	None	None
Overseas Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Conservative Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Moderate Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Moderate Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM Growth Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM In Retirement Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2010 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2015 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2020 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2025 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2030 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2035 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2040 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2045 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2050 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2055 Fund	None	None	0.05%	0.15%	0.15%	None	None
RetireSMARTSM 2060 Fund	None	None	0.05%	0.15%	0.15%	None	None

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL SELECT FUNDS
on behalf of its series identified on Exhibit A hereto, as the same may from time to time be amended

By:
Nicholas Palmerino
CFO and Treasurer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Brian Haendiges
Senior Vice President